Exhibit 10.1

ASSIGNMENT AGREEMENT

ASSIGNMENT AGREEMENT (THE “AGREEMENT”) entered into to be effective as of this 29th day of April 2009 (the “Effective Date”)

BY AND BETWEEN:	GLOBAL CLEAN ENERGY, INC., an entity duly incorporated according to law having its head office at 1241 S. Parker Rd, #201, Denver, Colorado, 80023;

(hereinafter referred to as the “COMPANY”)

AND:	PHILLIP AZIMOV, domiciled and residing at 43 Edgewood, Dollard-des-Ormeaux, Quebec, H9A 3K6.

AND:	LOUIS-PHILIPPE SENECAL, domiciled and residing at 371 Roux St., Kingsley Falls, Quebec, J0A 1P0

(hereinafter referred to as the “INVENTORS”)

(collectively referred to as the “Parties”)

WHEREAS on March 15, 2008 the Parties entered into a Memorandum of Agreement (the “Memorandum”) pursuant to which the Inventors were to assist to Company in the consulting, design, development, construction, testing, implementation and patenting of certain gasification system technology (the “Technology”) to be used and owned by the Company.

WHEREAS INVENTORS have assisted the Company with the design, construction and testing of the Technology, and a patent application for the Technology has been submitted to the U.S. Patent and Trademark Office and is pending as of March 26, 2009 under #61/202,671.

WHREAS in accordance with the terms of the Memorandum, the INVENTORS wish to assign to the Company any and all of the INVENTORS’ rights, title, interests in and to the Technology (including any patents, patent reissues, continuations-in-part, revisions, extensions and re-examinations thereof), all related documentation, including, without limitation, all related copyrights, if any, and the exclusive right to enforce the patent in the United States and throughout the world in the sole name of the Company, including all rights to profits and damages by reason of past infringement by any party or parties, including the rights to sue and collect the same for the Company and the Company’s successors and assigns’ own use and benefit, free and clean of any and all liens, encumbrances or third party claims (all of these rights collectively, the “Proprietary Rights”), and the Company wishes to acquire any and all of the INVENTORS’ rights to the Proprietary Rights.

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.           INVENTORS represent and warrant that : (i) INVENTORS solely own the Proprietary Rights, and have all rights necessary to assign the Proprietary Rights pursuant to this Agreement; (ii) the Proprietary Rights are free of any liens or encumbrances; (iii) no licenses to, leases of, or rights to use the Proprietary Rights or the Technology have been granted to any third party, and; (iv) to the best of their knowledge, INVENTORS believe that the Technology does not infringe or misappropriate the intellectual property rights of any third party;

2.           INVENTORS hereby assign all of the Proprietary Rights to the Company, and as consideration for INVENTORS’ assignment of all the Proprietary Rights, the Company will issue to INVENTORS One Million (1,000,000) restricted shares of the Company’s $0.001 par value common stock, with each share of common stock to be valued at ONE DOLLAR (US $1.00) per share;

3.           Any and all expenses incurred by INVENTORS for the design, development, construction, testing, implementation and patenting of the Technology shall be reimbursed by the Company;

4.           Upon the assignment of all Proprietary Rights to the Company, the Proprietary Rights will become the Company’s “Proprietary/Confidential Information” as defined in the June 1, 2007 Nondisclosure Agreement (the “NDA”) by and between the INVENTORS and the Company, and the Proprietary Rights will be subject to the terms of the NDA;

5.           INVENTORS understand and agree that the Company shall cause the legend set forth below or a legend substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the  shares of common stock to be issued to INVENTORS together with any other legends that may be required by state or federal securities laws:

“THE SECURITIES REPRESENTED BY THE CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PUIRSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY THROUGH REASONABLE MEANS AS DETERMINED BY THE COMPANY, INCLUDING AN OPINION OF SELLER’S COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY.”

This Assignment Agreement is entered into on the respective dates set forth below to be effective as the Effective Date.

PHILIP AZIMOV, INDIVIDUALLY	GLOBAL CLEAN ENERGY, INC.

/s/ Philip Azimov	/s/ Kenneth S. Adessky
Philip Azimov, Individually	By:	Kenneth S. Adessky
	Title:	Chief Financial Officer
Date: April 29, 2009	Date:	April 29, 2009

LOUIS-PHILIPPE SENECAL, INDIVIDUALLY

/s/ Louis-Philippe Sénécal
Louis-Philippe Sénécal, Individually

Date: April 29, 2009